EXHIBIT 10(i)92

                      AMENDED AND RESTATED CREDIT AGREEMENT


       AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 10, 2000 (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), among CH ENERGY GROUP, INC., a corporation organized and existing under the laws of New York (the "BORROWER"), the financial institutions, including BANK ONE, NA, from time to time parties hereto as lenders (collectively, the "LENDERS") and BANK ONE, NA, as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT").

       The parties hereto agree as follows:

       WHEREAS, the Borrower, Bank One, NA, The Chase Manhattan Bank and Marine Midland Bank (collectively, the "Prior Lenders") and Bank One, NA, (then known as the First National Bank of Chicago) as administrative agent, are parties to a Credit Agreement dated as of December 4, 1998 (the "Prior Agreement"), pursuant to which the Prior Lenders agreed to make available to the Borrower revolving credit loans on the terms and conditions set forth therein; and

       WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to amend and restate the Prior Agreement in certain respects as more fully set forth herein; and

       WHEREAS, pursuant to the terms of this Agreement, on the Restatement Date (as defined below) (i) the Prior Agreement shall be amended and restated pursuant hereto (ii) the lenders not parties to the Prior Agreement shall become parties to this Agreement, and (iii) all provisions of this Amended and Restated Credit Agreement not previously in effect shall become effective;

       NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree that, effective upon the Restatement Date, the Prior Agreement is hereby amended and restated in its entirety to read as follows:


                             SECTION 1 - DEFINITIONS

       1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

       "ADMINISTRATIVE AGENT" means Bank One, NA in its capacity as contractual representative of the Lenders pursuant to SECTION 10, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to SECTION 10.

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       "ADVANCE" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

       "AFFILIATE" means, with respect to a specified Person, another Person (other than a subsidiary of the Person specified) that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

       "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Lenders, as changed from time to time pursuant to the terms hereof. The initial amount of the Aggregate Commitment is $170,000,000.

       "AGREEMENT" is defined in the PREAMBLE.

       "ALTERNATE BASE RATE" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and
(ii) the sum of the Federal Funds Effective Rate as determined by the Administrative Agent for such day plus 1/2% per annum.

       "APPLICABLE FEE RATE" means, at any time, the percentage rate per annum at which commitment fees are accruing on the unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule.

       "APPLICABLE MARGIN" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

       "ARRANGER" means Banc One Capital Markets, Inc., and its successors.

       "AUTHORIZED OFFICER" means any of the President, the Treasurer or the Chief Financial Officer of the Borrower, acting singly.

       "BANK ONE" means Bank One, NA, a national banking association, in its individual capacity, and its successors and assigns.

       "BORROWER" is defined in the PREAMBLE.

       "BORROWING DATE" means a date on which an Advance is made hereunder.

       "BORROWING NOTICE" is defined in SECTION 2.8.

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       "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

       "CAPITALIZED LEASE" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

       "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

       "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

       "COMMITMENT" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to SECTION 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

       "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss.

       "CONVERSION/CONTINUATION NOTICE" is defined in SECTION 2.9.

       "CONTROL" means the possession, directly or indirectly, of (a) the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise and/or (b) the ownership or beneficial ownership of 10% or more of the securities having ordinary voting power for the election of directors of a Person. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

         "CONTROLLED GROUP" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common

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control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

       "CORPORATE BASE RATE" means a rate per annum equal to the corporate base rate or prime rate of interest announced by Bank One or its parent from time to time, changing when and as said corporate base rate or prime rate changes.

       "DEFAULT" means an event described in SECTION 7.

       "DOLLARS" or "$" refers to lawful money of the United States of America.

       "ENVIRONMENTAL LAWS" means any and all applicable federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

       "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law or (b) the release or threatened release of any Hazardous Materials into the environment.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

       "ERISA AFFILIATE" means any entity (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

       "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived under applicable PBGC regulations); (b) the failure to make a required contribution to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any plan; (e) the taking of any steps by

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the Borrower or any of its ERISA Affiliates to terminate any Plan, if such termination could result in any liability under Title IV of ERISA with respect to such Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal, within the meaning of Section 4063 of ERISA, from any multiple-employer Plan; or (h) the receipt concerning the imposition of withdrawal liability or a determination that a multiemployer plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

       "EURODOLLAR ADVANCE" means an Advance which bears interest at the applicable Eurodollar Rate.

       "EURODOLLAR BASE RATE" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, PROVIDED that, (i) if Reuters Screen FRBD is not available to the Administrative Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Administrative Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

       "EURODOLLAR LOAN" means a Loan which bears interest at the applicable Eurodollar Rate.

       "EURODOLLAR RATE" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

       "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

       "EXCLUDED TAXES" means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes

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imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or (ii) the jurisdiction in which the Administrative Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

       "EXHIBIT" refers to an exhibit to this Agreement, unless another document is specifically referenced.

       "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

       "FERC" means the Federal Energy Regulatory Commission and any successor agency thereto.

       "FLOATING RATE" means, for any day, a rate per annum equal to the Alternate Base Rate for such day, in each case changing when and as the Alternate Base Rate changes.

       "FLOATING RATE ADVANCE" means an Advance which bears interest at the Floating Rate.

       "FLOATING RATE LOAN" means a Loan which bears interest at the Floating Rate.

       "FPA" means the Federal Power Act, as amended, and all rules and regulations promulgated thereunder.

       "GAAP" is defined in SECTION 1.3.

       "HAZARDOUS MATERIALS" means all materials defined as hazardous substances under the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, petroleum or petroleum distillates, or friable asbestos or friable asbestos containing materials, and all similar items under the laws of each jurisdiction where the Borrower and its Subsidiaries operate.

       "HEDGING AGREEMENT" means, with respect to any Person, any interest rate swap, cap or collar agreement, any commodity or currency swap agreement, or any similar agreement designed to protect such Person against fluctuations in interest rates, commodity prices or currency exchange rates.

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       "INDEBTEDNESS" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, (vi) Capitalized Lease Obligations, (vii) Contingent Obligations, (viii) all obligations, contingent or otherwise, with respect to the face amount of letters of credit (whether or not drawn) and bankers' acceptances issued for the account of such Person, (ix) all obligations under Hedging Agreements and (x) any other obligation for borrowed money or other financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person.

       "INTEREST PERIOD" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, PROVIDED, HOWEVER, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, PROVIDED, HOWEVER, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

       "INVESTMENT" means, relative to any Person, (a) any loan or advance made by such Person to any other Person, (b) any Contingent Obligation of such Person with respect to another Person and (c) any investment made by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

       "LENDERS" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

       "LENDING INSTALLATION" means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Administrative Agent pursuant to SECTION 2.17.

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       "LIEN" means, with respect to any asset, any lien (statutory or other), mortgage, pledge, charge, security interest or other encumbrance of any kind in respect of such asset (including the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

       "LOAN" means, with respect to a Lender, such Lender's loan made pursuant to SECTION 2 (or any conversion or continuation thereof).

       "LOAN DOCUMENTS" means this Agreement and any Notes issued pursuant to
SECTION 2.13.

       "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

       "MATERIAL FINANCIAL OBLIGATION" means Indebtedness of the Borrower or any Subsidiary, or obligations of the Borrower or any Subsidiary in respect of any Securitization Transaction, in an aggregate amount (for all applicable Indebtedness and obligations in respect of Securitization Transactions, but without duplication) equal to $10,000,000 or more.

       "MOODY'S" means Moody's Investors Service, Inc.

       "MULTIEMPLOYER PLAN" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

       "NON-ENERGY RELATED BUSINESS" means any business other than businesses engaged in or directly related to: (i) the production, sale, brokerage, management, transportation, delivery or other provision of energy products, including but not limited to, electricity, natural gas, oil, coal, propane and renewable energy producing materials, (ii) the provision of energy conservation services, including, but not limited to, energy audits, installation of energy conservation devices, energy efficient equipment and related systems, (iii) the provision of services and equipment in connection with the procurement of such energy products or conservation of energy, (iv) engineering, consulting, construction, operational or maintenance services in connection with such energy products, the conservation of energy or with equipment utilizing such energy products or (v) the manufacturing of equipment used in connection with energy production or conservation.

       "NON-REGULATED SUBSIDIARY" means a Subsidiary of the Borrower other than a Regulated Subsidiary.

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       "NON-U.S. LENDER" is defined in SECTION 3.5(IV).

       "NOTE" means any promissory note issued at the request of a Lender pursuant to SECTION 2.13 in the form of EXHIBIT A.

       "NOTICE OF ASSIGNMENT" is defined in SECTION 12.3.2.

       "OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents.

       "OTHER TAXES" is defined in SECTION 3.5(II).

       "PARTICIPANTS" is defined in SECTION 12.2.1.

       "PAYMENT DATE" means the last Business Day of each March, June, September and December.

       "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

       "PERSON" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

       "PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or Section 302 of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

       "PRICING SCHEDULE" means the Schedule attached hereto identified as such.

       "PRIOR AGREEMENT" is defined in the RECITALS.

       "PRIOR LENDERS" is defined in the RECITALS.

       "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

       "PUBLIC REPORTS" means the Borrower's (i) annual report on Form 10-K for the year ended December 31, 1999 and (ii) quarterly report on Form 10-Q for the quarterly period ending March 31, 2000, each filed with the SEC under the Exchange Act.

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       "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

       "PURCHASERS" is defined in SECTION 12.3.1.

       "REGULATED SUBSIDIARY" means a Subsidiary of the Borrower subject to regulation under the FERC, the FPA, the PUHCA and/or any state utilities code.

       "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

       "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

       "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, PROVIDED, HOWEVER, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

       "REQUIRED LENDERS" means Lenders in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Advances.

       "RESERVE REQUIREMENT" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

       "RESTATEMENT DATE" means the day on which (a) the Borrower, the Administrative Agent and the Lenders have executed this Agreement and (b) the Borrower has satisfied all of the terms and conditions of Section 4.1.

       "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

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       "SEC" means the Securities and Exchange Commission.

       "SCHEDULE" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

       "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

       "SECURITIZATION TRANSACTION" means any sale, assignment or other transfer by the Borrower or any Subsidiary of accounts receivable or other payment obligations owing to the Borrower or any Subsidiary or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit accounts related thereto, and any collateral, guaranties or other property or claims in favor of the Borrower or such Subsidiary supporting or securing payment by the obligor thereon of, or otherwise related to, any such receivables.

       "SETTLEMENT AGREEMENT" means the amended and restated settlement agreement dated January 2, 1998 among the Staff of the New York Public Service Commission, the Utility and others, as adopted by the New York Public Service Commission in Opinion No. 98-14, issued and effective June 30, 1998.

       "SINGLE EMPLOYER PLAN" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

       "SUBSIDIARY" of a Person means at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity that is, as of such date, otherwise Controlled, by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

       "SUBSTANTIAL PORTION" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

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       "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but EXCLUDING Excluded Taxes.

       "TERMINATION DATE" means December 3, 2001 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

       "TOTAL CAPITALIZATION" means the sum of Total Debt of the Borrower and its Subsidiaries determined on a consolidated basis plus the Borrower's consolidated shareholders' equity.

       "TOTAL DEBT" means, with respect to any Person, all Indebtedness of such Person referred to in CLAUSES (I), (II), (III), (IV), (V), (VI), and (VIII) of the definition of "INDEBTEDNESS" and (without duplication) all Contingent Obligations in respect of any of the foregoing.

       "TRANSFEREE" is defined in SECTION 12.4.

       "TYPE" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

       "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

       "UTILITY" means Central Hudson Gas & Electric Corporation, a Wholly-Owned Subsidiary of the Borrower.

       "WHOLLY-OWNED SUBSIDIARY" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or Controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or Controlled.

       1.2 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to

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include such Person's successors and assigns, (c) the words "herein", "hereof"
and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and
(d) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement.

       1.3 ACCOUNTING TERMS; GAAP. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under SECTION 6.15) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in SECTION 5.4.


                           SECTION 2 - THE COMMITMENTS

       2.1 COMMITMENT. From and including the date of this Agreement and prior to the Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Termination Date. The Commitments to lend hereunder shall expire on the Termination Date.

       2.2 REQUIRED PAYMENTS; TERMINATION. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Termination Date.

       2.3 RATABLE LOANS. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

       2.4 TYPES OF ADVANCES. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with SECTIONS 2.8 and 2.9.

       2.5 COMMITMENT FEE; REDUCTIONS AND OPTIONAL INCREASE IN AGGREGATE COMMITMENT.

       (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee at a per annum rate equal to the Applicable Fee Rate on the daily unused portion of such Lender's Commitment from the date hereof to and including the Termination Date, payable on each Payment Date hereafter and on the Termination Date.

       (b) The Borrower may permanently reduce the Aggregate Commitment, in whole or in part, ratably among the Lenders in integral multiples of $10,000,000, upon at least three Business Days' prior written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, PROVIDED, HOWEVER, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances.

       (c) The Borrower may, from time to time by means of a letter to the Administrative Agent substantially in the form of EXHIBIT B, request that the Aggregate Commitment be increased by (a) increasing the Commitment of one or more Lenders which have agreed to such increase and/or (b) adding one or more commercial banks or other Persons as a party hereto with a Commitment in an amount agreed to by any such commercial bank or other Person; provided that (i) no commercial bank or other Person shall be added as a party hereto without the written consent of the Administrative Agent (which shall not be unreasonably withheld), (ii) at the time of the proposed increase in the Aggregate Commitment, no Default or Unmatured Default will exist or result from such increase, and (iii) in no event shall the Aggregate Commitment be increased by more than $30,000,000 during the term of this Agreement. Any increase in the Aggregate Commitment pursuant to this SECTION 2.5(C) shall be effective three Business Days after the date on which the Administrative Agent has received and accepted the applicable increase letter in the form of Annex 1 to EXHIBIT B (in the case of an increase in the Commitment of an existing Lender) or assumption letter in the form of Annex 2 to EXHIBIT B (in the case of the addition of a commercial bank or other Person as a new Lender). The Administrative Agent shall promptly notify the Borrower and the Lenders of any increase in the amount of the Aggregate Commitment pursuant to this SECTION 2.5(C) and the amount of the Aggregate Commitment and each Lender's pro rata share thereof after giving effect thereto. The Borrower acknowledges that, in order to maintain Loans in proportion to the ratio that each Lender's respective Commitment bears to the Aggregate Commitment, a reallocation of the Commitments as a result of a non-pro-rata increase in the Aggregate Commitment may require prepayment of all or portions of certain Loans on the date of such increase (and any such prepayment shall be subject to the provisions of SECTION 3.4).

       2.6 MINIMUM AMOUNT OF EACH ADVANCE. Each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), PROVIDED, HOWEVER, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

       2.7 OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon one Business Day's prior notice to the Administrative Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by SECTION 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Administrative Agent.

       2.8 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a "BORROWING NOTICE") not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance and not later than 11:00 a.m. (Chicago time) three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

       (i) the Borrowing Date, which shall be a Business Day, of such Advance,

       (ii)   the aggregate amount of such Advance,

       (iii)  the Type of Advance selected and

       (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than 1:00 p.m. (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to SECTION 13. To the extent funds are received from the Lenders, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's aforesaid address. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

       2.9 CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this SECTION
2.9 or are repaid in accordance with SECTION 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with SECTION 2.7 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of SECTION 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Administrative Agent irrevocable notice (a "CONVERSION/CONTINUATION NOTICE") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

       (i) the requested date, which shall be a Business Day, of such conversion or continuation,

       (ii) the aggregate amount and Type of Advance which is to be converted or continued and

       (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

       2.10 CHANGES IN INTEREST RATE, ETC. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to SECTION 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to SECTION 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Eurodollar Rate determined by the Administrative Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under SECTIONS 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Termination Date.

       2.11 RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in SECTION 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of SECTION 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of SECTION 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, PROVIDED that, during the continuance of a Default under SECTION 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances without any election or action on the part of the Administrative Agent or any Lender.

       2.12 METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to SECTION 13, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (Chicago time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to
SECTION 13 or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender.

       2.13 NOTELESS AGREEMENT; EVIDENCE OF INDEBTEDNESS. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

       (ii) The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

       (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be PRIMA FACIE evidence of the existence and amounts of the Obligations therein recorded; PROVIDED, HOWEVER, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

       (iv) Any Lender may request that its Loans be evidenced by a Note. Upon receipt of such request, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to SECTION 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to
SECTION 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

       2.14 TELEPHONIC NOTICES. The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the

Borrower. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

       2.15 INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Floating Rate Advances which are bearing interest at the Corporate Base Rate shall be calculated for actual days elapsed on the basis of a 365-day year or, when appropriate, 366-day year. All other interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment (it being understood that the Administrative Agent shall be deemed to have received a payment prior to noon (Chicago time) if (x) the Borrower has provided the Administrative Agent with evidence satisfactory to the Administrative Agent that the Borrower has initiated a wire transfer of such payment prior to such time and (y) the Administrative Agent actually receives such payment on the same Business Day on which such wire transfer was initiated). If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

       2.16 NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

       2.17 LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Administrative Agent and the Borrower in accordance with
SECTION 13, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

       2.18 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If the Administrative Agent makes the amount of any such payment available to the intended recipient and a Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, such recipient shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.


                       SECTION 3 - YIELD PROTECTION; TAXES

       3.1 YIELD PROTECTION. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

       (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or

       (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

       (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans or Commitment, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

       3.2 CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means
(i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

       3.3 AVAILABILITY OF TYPES OF ADVANCES. If (i) any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or (ii) the Required Lenders determine that (a) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (b) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Administrative Agent shall suspend the availability of the affected Type of Advance and, in the case of clause (i), require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by SECTION 3.4.

       3.4 FUNDING INDEMNIFICATION. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

       3.5 TAXES. (i) All payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 3.5) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and
(d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

       (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("OTHER TAXES").

       (iii) The Borrower hereby agrees to indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed on amounts payable under this SECTION 3.5) paid by the Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent or such Lender makes demand therefor pursuant to SECTION 3.6.

       (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "NON-U.S. LENDER") agrees that it will, not less than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, UNLESS an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

       (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this SECTION 3.5 with respect to Taxes imposed by the United States; PROVIDED that, should a Non- U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

       (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

       3.6 LENDER STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible and upon the request of the Borrower, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under SECTIONS 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under SECTION 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under SECTION 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable within 10 days after receipt by the Borrower of such written statement. The obligations of the Borrower under SECTIONS 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.


                        SECTION 4 - CONDITIONS PRECEDENT

       4.1 CONDITIONS PRECEDENT TO EFFECTIVENESS. This Agreement shall become effective on the date on which (a) the Borrower has paid to the Agent, for the account of the Lenders, the up-front fees previously agreed to between the Borrower and the Lenders, (b) the Borrower has paid all fees, costs and expenses due and payable pursuant to SECTIONS 9.6 and 10.13 (to the extent then billed),
(c) the Borrower has paid or will concurrently pay all principal, interest and fees outstanding under the Prior Agreement and (d) the Borrower has furnished to the Administrative Agent with sufficient copies for the Lenders:

       (i) Copies of the articles or certificate of incorporation of the Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

       (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower is a party.

       (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

       (iv) A certificate, signed by the chief financial officer of the Borrower, stating that on (x) the Restatement Date, no Default or Unmatured Default has occurred and is continuing and (y) since December 31, 1999, no event has occurred which has had, or is reasonably likely to have, a Material Adverse Effect.

       (v) A written opinion of the Borrower's counsel, addressed to the Lenders in substantially the form of EXHIBIT C.

       (vi) Any Notes requested by a Lender pursuant to SECTION 2.13(IV) payable to the order of each such requesting Lender.

       (vii) Written money transfer instructions, in substantially the form of EXHIBIT D, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

       (viii) Such other documents as any Lender or its counsel may have reasonably requested.

       4.2 EACH ADVANCE. The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances), unless on the applicable Borrowing Date:

       (i)    There exists no Default or Unmatured Default.

       (ii) There exists no litigation, arbitration, governmental investigation, proceeding or inquiry pending against or, to the knowledge of any of their officers, affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, which seeks to prevent, enjoin or delay the making of any Loan or to revoke or modify the exemption of the Borrower and its Subsidiaries from the provisions (other than Section 9(a)(2)) of the PUHCA.

       (iii) The representations and warranties contained in SECTION 5 are true and correct in all material respects as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

       Each Borrowing Notice shall constitute a representation and warranty by the Borrower that the conditions set forth above have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of EXHIBIT E as a condition to making an Advance.

                   SECTION 5 - REPRESENTATIONS AND WARRANTIES

       The Borrower represents and warrants to the Lenders that:

       5.1 EXISTENCE AND STANDING. The Borrower is a corporation, and each of its Subsidiaries is a corporation, partnership or limited liability company, in each case duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Borrower and each of its Subsidiaries has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

       5.2 AUTHORIZATION AND VALIDITY. The Borrower has the power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance by the Borrower of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws, judicial decisions or principles of equity relating to or affecting the enforcement of creditors' rights generally (regardless of whether enforceability is considered in a proceeding in equity or at law).

       5.3 NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate
(i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's articles or certificate of incorporation or by-laws or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which any such entity or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority (including the FERC), or any subdivision thereof, which has not been obtained by the Borrower or the applicable Subsidiary, is required to be obtained by the Borrower or any Subsidiary in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

       5.4 FINANCIAL STATEMENTS. The Public Reports, copies of which were heretofore delivered to the Lenders, were prepared in accordance with GAAP and fairly present the consolidated financial position of the Borrower and its Subsidiaries at the dates thereof and the consolidated results and cash flow of their operations for the periods then ended.

       5.5 NO MATERIAL ADVERSE CHANGE. Since March 31, 2000, no material adverse change has occurred in the Borrower's business or financial condition from that reflected in the Public Reports; and (except for matters discussed in the Public Reports) since the date of such reports there has been no development or event or change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which has had or could reasonably be expected to have a Material Adverse Effect.

       5.6 TAXES. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1994. No tax liens have been filed and no material claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

       5.7 LITIGATION AND CONTINGENT OBLIGATIONS. Other than as discussed in the Public Reports, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or discussed in the report referred to in SECTION 5.4.

       5.8 ERISA. The Borrower and each other member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. Neither the Borrower nor any other member of the Controlled Group has
(i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

       5.9 ACCURACY OF INFORMATION. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

       5.10 REGULATION U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.

       5.11 MATERIAL AGREEMENTS. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which is reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

       5.12 COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

       5.13 OWNERSHIP OF PROPERTIES. Except as set forth on SCHEDULE 1, on the date of this Agreement, the Borrower and its Subsidiaries will own, free of all Liens other than those permitted by SECTION 6.11, all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Administrative Agent as owned by the Borrower and its Subsidiaries.

       5.14 PLAN ASSETS; PROHIBITED TRANSACTIONS. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

       5.15 ENVIRONMENTAL MATTERS. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Materials, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

       5.16 INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

       5.17 PUBLIC UTILITY HOLDING COMPANY ACT. The Borrower and its Subsidiaries are exempt from the provisions of the PUHCA, except Section 9(a)(2) thereof.

       5.18 PARI PASSU INDEBTEDNESS. The Indebtedness under the Loan Documents ranks at least PARI PASSU with all other unsecured Indebtedness of the Borrower.


                              SECTION 6 - COVENANTS

       So long as any Lender has a Commitment hereunder and thereafter until all Obligations are paid in full, unless the Required Lenders shall otherwise consent in writing:

       6.1 FINANCIAL REPORTING. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

       (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by PricewaterhouseCoopers LLP or other firm of independent certified public accountants which is a member of the "Big Five," prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period and related statements of income, retained earnings and cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their audit report, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof; PROVIDED that, if the Borrower is then a "registrant" within the meaning of Rule 1-01 of Regulation S-X of the SEC and required to file a report on Form 10-K with the SEC, a copy of the Borrower's annual report on Form 10-K (excluding the exhibits thereto, unless such exhibits are requested under clause (vii) of this Section) or any successor form and a manually executed copy of the accompanying report of the Borrower's independent public accountant, as filed with the SEC, shall satisfy the requirements of this clause (i) other than subclause (b);

       (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, either (i) consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer or (ii) if the Borrower is then a "registrant" within the meaning of Rule 1-01 of Regulation S-X of the SEC and required to file a report on Form 10-Q with the SEC, a copy of the Borrower's report on Form 10-Q for such quarterly period, excluding the exhibits thereto, unless such exhibits are requested under clause (vii) of this Section.

       (iii) Together with the financial statements required under SECTIONS 6.1(I) and (II), a compliance certificate in substantially the form of EXHIBIT E signed by its chief accounting officer stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

       (iv) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

       (v) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

       (vi) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower files with the SEC.

       (vii) Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

       6.2 USE OF PROCEEDS. The Borrower will use the proceeds of the Advances for general corporate purposes of the Borrower and its Subsidiaries, including acquisitions (provided that no such proceeds shall be used to acquire any other Person unless the board of directors or equivalent governing body of such Person has approved such acquisition). The Borrower will not use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

       6.3 NOTICE OF DEFAULT OR MATERIAL ADVERSE EFFECT. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

       6.4 CONDUCT OF BUSINESS. The Borrower will, and will cause each Regulated Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted (provided that the foregoing shall not prevent any sale of assets otherwise permitted hereunder); and the Borrower will, and will cause each Subsidiary to, do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted (PROVIDED that the foregoing shall not prohibit the voluntary dissolution or liquidation of any Subsidiary, other than the Utility, to the extent permitted hereunder).

       6.5 TAXES. The Borrower will, and will cause each Subsidiary to, timely file United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

       6.6 INSURANCE. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

       6.7 COMPLIANCE WITH LAWS. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including all Environmental Laws.

       6.8 MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times; PROVIDED that nothing in this Section shall prevent the Borrower or any Subsidiary from ceasing to operate, or consenting to cessation of operation of, any of its plants or any other property if the Borrower in good faith determines that it is advisable not to operate the same, that the operation thereof is not essential to the maintenance and continued operation of the rest of its properties and that such cessation of operation is in the best interest of the Borrower.

       6.9 INSPECTION. The Borrower will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or any Lender may designate and upon reasonable advance notice, all subject to the confidentiality provisions of SECTION 9.11. After the occurrence and during the continuance of a Default, any such inspection shall be at the Borrower's expense; at all other times, the Borrower shall not be liable to pay the expenses of the Administrative Agent or any Lender in connection with such inspections.

       6.10 CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Borrower will not, and will not permit any Subsidiary to, be a party to any merger or consolidation, or sell or otherwise dispose of any of its assets (other than in the ordinary course of business), or sell or assign with or without recourse any accounts receivable, except:

       (i) A Wholly-Owned Subsidiary may be merged into the Borrower or with another Wholly-Owned Subsidiary.

       (ii)   Any Subsidiary may sell assets to the Borrower or another
              Subsidiary.

       (iii) The Borrower may sell all or substantially all of its assets to, or consolidate with or merge into, any other corporation, or permit another corporation to merge into it; PROVIDED, HOWEVER, that (a) the surviving corporation, if such surviving corporation is not the Borrower, or the transferee corporation in the case of a sale of all or substantially all of the Borrower's assets (1) shall be a corporation organized and existing under the laws of the United States of America or a state thereof or the District of Columbia, and (2) shall expressly assume in writing the due and punctual payment of the Obligations and the due and punctual performance of and compliance with all of the terms of this Credit Agreement and the other Loan Documents to be performed or complied with by the Borrower and (b) immediately before and after such merger, consolidation or sale, there shall not exist any Default or Unmatured Default.

       (iv) The Borrower and its Subsidiaries may sell generating assets (including the Utility's Nine Mile 2 Nuclear Plant) for fair market value.

       (v) The sale, assignment or other transfer of accounts receivable or other rights to payment pursuant to any Securitization Transaction.

       (vi) The Borrower and its Subsidiaries may sell or otherwise dispose of assets (other than accounts receivable and other rights to payment unless in connection with the sale of a particular business line) so long as the aggregate amount of all assets sold or otherwise disposed of in any fiscal year of the Borrower (other than assets sold or otherwise disposed of in the ordinary course of business or pursuant to clauses (ii) and (iv) above) does not exceed 5% of the consolidated assets of the Borrower and its Subsidiaries as of the last day of the preceding fiscal year of the Borrower.

       6.11 LIENS. The Borrower will not, and will not permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

       (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

       (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 90 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

       (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

       (iv) Utility easements, building restrictions, zoning laws or ordinances and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

       (v) Liens existing on the date hereof and described in SCHEDULE 1 (including Liens on after-acquired property arising under agreements described in SCHEDULE 1 as such agreements are in effect on the date hereof).

       (vi) Judgment Liens which secure payment of legal obligations that would not constitute a Default under SECTION 7.

       (vii) Liens on Property acquired by the Borrower or a Subsidiary after the date hereof, existing on such Property at the time of acquisition thereof (and not created in anticipation thereof), provided that in any such case no such Lien shall extend to or cover any other Property of the Borrower or such Subsidiary, as the case may be.

       (viii) Deposits and/or similar arrangements to secure the performance of bids, fuel procurement contracts or other trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business by the Borrower or any Subsidiary.

       (ix) Liens on assets of the Borrower and its Subsidiaries arising out of obligations or duties to any municipality or public authority with respect to any franchise, grant, license, permit or certificate.

       (x) Rights reserved to or vested in any municipality or public authority to control or regulate any Property of the Borrower or any Subsidiary or to use such Property in a manner which does not materially impair the use of such Property for the purposes for which it is held by the Borrower or any Subsidiary.

       (xi) Irregularities in or deficiencies of title to any Property which do not materially affect the use of such property by the Borrower or any Subsidiary in the normal course of its business.

       (xii) Any Lien on any property or asset of any corporation or other entity existing at the time such corporation or entity is acquired, merged or consolidated or amalgamated with or into the Borrower or any Subsidiary and not created in contemplation of such event.

       (xiii) Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by clause (v), (vii) or (xii) of this Section, PROVIDED that such Indebtedness is not increased and is not secured by any additional assets.

       (xiv) Rights of lessees arising under leases entered into by the Borrower or any Subsidiary as lessor, in the ordinary course of business.

       (xv)   Other Liens, in addition to those permitted by clauses (i) through
              (xv), securing Indebtedness or arising in connection with Securitization Transactions, PROVIDED that the sum (without duplication) of all such Indebtedness, plus the aggregate investment or claim held at any time by all purchasers, assignees or other transferees of (or of interests in) receivables and other rights to payment in all Securitization Transactions, shall not at any time exceed $25,000,000.

       6.12 AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than the Borrower or another Subsidiary) except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arm's-length transaction.

       6.13 INVESTMENTS. The Borrower will not, and will not permit its Regulated Subsidiaries to, make Investments in Non-Regulated Subsidiaries in an aggregate outstanding amount at any time exceeding $400,000,000 during the period from November 1, 1998 (even if any Regulated Subsidiary did not become a Subsidiary until after such date) to the Termination Date; and the Borrower will not, and will not permit its Subsidiaries to, make Investments or otherwise invest (by way of capital expenditures or otherwise) in Non-Energy Related Businesses or activities in an aggregate amount exceeding $50,000,000 during the period from November 1, 1998 to the Termination Date.

       6.14 UTILITY DIVIDENDS. The Borrower will not permit to exist any legal or contractual restriction on the ability of the Utility to pay dividends to the Borrower except as set forth in the Settlement Agreement or any successor agreement or regulatory order, provided such successor agreement or order shall not constitute a Material Adverse Effect.

       6.15 FINANCIAL CONDITION. The Borrower will not permit the ratio of Total Debt of the Borrower and its Subsidiaries determined on a consolidated basis to Total Capitalization of the Borrower and the Subsidiaries to exceed 0.60:1.00.


                              SECTION 7 - DEFAULTS

       Each of the following events or occurrences shall constitute a "DEFAULT".

       7.1 BREACH OF WARRANTY. Any representation or warranty made or deemed made by or on behalf of the Borrower to the Lenders or the Administrative Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

       7.2 NONPAYMENT OBLIGATIONS. Nonpayment of principal of any Loan when due; or nonpayment of interest upon any Loan or of any commitment fee or other obligation under any of the Loan Documents within five days after the same becomes due.

       7.3 NONPERFORMANCE OF CERTAIN COVENANTS. The breach by the Borrower of any of the terms or provisions of SECTION 6.2, 6.3, 6.10, 6.11. 6.12, 6.13, 6.14 OR 6.15.

       7.4 NONPERFORMANCE OF AGREEMENT. The breach by the Borrower (other than a breach which constitutes a Default under another provision of this SECTION 7) of any of the terms or provisions of this Agreement which is not remedied within five Business Days after written notice from the Administrative Agent or any Lender.

       7.5 DEFAULT ON OTHER MATERIAL FINANCIAL OBLIGATIONS. Failure of the Borrower or any of its Subsidiaries to pay when due any Indebtedness aggregating in excess of $10,000,000; ("MATERIAL FINANCIAL OBLIGATIONS"); or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in one or more agreements under which any Material Financial Obligations were created or are governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Financial Obligations to cause, such Material Financial Obligations to become due prior to the stated maturity thereof (or to be purchased, repurchased, defeased or cash collateralized prior to the scheduled date (if any) for such event); or any Material Financial Obligations of the Borrower or any of its Subsidiaries shall be declared to be due and payable or be required to be prepaid (other than by a regularly scheduled prepayment) prior to the stated maturity thereof (or to be purchased, repurchased, defeased or cash collateralized prior to the scheduled date (if any) for such event); or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

       7.6 VOLUNTARY BANKRUPTCY PROCEEDING, ETC. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this SECTION 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in SECTION 7.7.

       7.7 INVOLUNTARY BANKRUPTCY PROCEEDING, ETC. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in SECTION 7.6(IV) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

       7.8 GOVERNMENT SEIZURE OF PROPERTY. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

       7.9 JUDGMENTS. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $10,000,000 (either singly or in the aggregate with all other such judgments), which is not stayed on appeal or otherwise being appropriately contested in good faith.

       7.10 ERISA. An ERISA Event shall have occurred that in the opinion of the Required Lenders, when taken together, with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect.

       7.11 CHANGE IN CONTROL. (a) Any Person or group of Persons (within the meaning of Section 13 or 14 of the Exchange Act) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 20% or more of the outstanding shares of common stock of the Borrower; or (b) during any 12-month period (or, if less, during the period beginning on the Closing Date and ending on the date of determination), individuals who at the beginning of such period constituted the Borrower's Board of Directors (together with any new directors whose election by the Borrower's Board of Directors or whose nomination for election by the Borrower's shareholders was approved by a vote of a majority of the directors who either were directors at the beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower.

       7.12 OWNERSHIP OF THE UTILITY. The Borrower shall, at any time, cease to directly own, free and clear of all liens, 100% of the issued and outstanding capital stock of the Utility.

           SECTION 8 - ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

       8.1 ACCELERATION. If any Default described in SECTION 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

       If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in SECTION 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

       8.2 AMENDMENTS. Subject to the provisions of this SECTION 8, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of all of the Lenders:

       (i) Extend the final maturity of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

       (ii)   Reduce the percentage specified in the definition of Required
              Lenders.

       (iii) Extend the Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under SECTION 2.2, or increase the amount of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

       (iv)   Amend this SECTION 8.2.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. The Administrative Agent may waive payment of the fee required under SECTION 12.3.2 without obtaining the consent of any other party to this Agreement.

       8.3 PRESERVATION OF RIGHTS. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to SECTION 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.


                         SECTION 9 - GENERAL PROVISIONS

       9.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

       9.2 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

       9.3 HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

       9.4 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof other than the letter agreement described in SECTION 10.13.

       9.5 SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, PROVIDED, HOWEVER, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of SECTIONS 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

       9.6 EXPENSES; INDEMNIFICATION. (i) The Borrower shall reimburse the Administrative Agent and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the Administrative Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Administrative Agent, the Arranger and the Lenders, which attorneys may be employees of the Administrative Agent, the Arranger or the Lenders) paid or incurred by the Administrative Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents.

       (ii) The Borrower hereby further agrees to indemnify the Administrative Agent, the Arranger and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including all expenses of litigation or preparation therefor whether or not the Administrative Agent, the Arranger or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this SECTION 9.6 shall survive the payment of the Obligations and termination of this Agreement.

       9.7 NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

       9.8 ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

       9.9 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

       9.10 NONLIABILITY OF LENDERS. The relationship between the Borrower on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent, the Arranger nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Administrative Agent, the Arranger nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, the Arranger nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

       9.11 CONFIDENTIALITY. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which that Lender is a party and (vi) permitted by SECTION 12.4.

       9.12 NONRELIANCE. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

       9.13 RESTATEMENT OF PRIOR AGREEMENT. This Agreement amends and restates the Prior Agreement in its entirety. The Borrower and the Prior Lenders agree that after the effectiveness hereof on the Restatement Date, the Prior Agreement shall be of no further force or effect (except for any provisions thereof which by their terms survive termination thereof)


                             SECTION 10 - THE AGENT

       10.1 APPOINTMENT; NATURE OF RELATIONSHIP. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Administrative Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this SECTION 10. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and
(iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

       10.2 POWERS. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

       10.3 GENERAL IMMUNITY. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

       10.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in SECTION 4, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith;
(f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

       10.5 ACTION ON INSTRUCTIONS OF LENDERS. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

       10.6 EMPLOYMENT OF ADMINISTRATIVE AGENTS AND COUNSEL. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

       10.7 RELIANCE ON DOCUMENTS; COUNSEL. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

       10.8 ADMINISTRATIVE AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and
(iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent. The obligations of the Lenders under this SECTION 10.8 shall survive payment of the Obligations and termination of this Agreement.

       10.9 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

       10.10 RIGHTS AS A LENDER. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

       10.11 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

       10.12 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders (with, so long as no Default or Unmatured Default exists, the consent of the Borrower), shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this
SECTION X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this SECTION 10.12, then the term "CORPORATE BASE RATE" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

       10.13 ADMINISTRATIVE AGENT AND ARRANGER FEES. The Borrower agrees to pay to the Administrative Agent and Arranger, for their respective accounts, the fees agreed to by the Borrower, the Administrative Agent and the Arranger pursuant to the letter agreement dated April 25, 2000 among such parties, or as otherwise agreed among such parties from time to time.

       10.14 DELEGATION TO AFFILIATES. The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under SECTIONS 9 and 10.


                      SECTION 11 - SETOFF; RATABLE PAYMENTS

       11.1 SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

       11.2 RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to SECTION 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


         SECTION 12 - BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

       12.1 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with SECTION 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the Person which made any

Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with SECTION 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

       12.2 PARTICIPATIONS.

              12.2.1 PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

              12.2.2 VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Termination Date or postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment.

              12.2.3 BENEFIT OF SETOFF. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in
       SECTION 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, PROVIDED that each Lender shall retain the right of setoff provided in SECTION 11.1 with respect to the amount of participating interests sold to each Participant. The

       Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in SECTION 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with SECTION
       11.2 as if each Participant were a Lender.

       12.3   ASSIGNMENTS.

              12.3.1 PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of EXHIBIT F or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; PROVIDED, HOWEVER, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consents shall not be unreasonably withheld or delayed. Each such assignment shall (unless each of the Borrower and the Administrative Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment).

              12.3.2 EFFECT; EFFECTIVE DATE. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as EXHIBIT "I" to EXHIBIT F (a "NOTICE OF ASSIGNMENT"), together with any consents required by SECTION 12.3.1, and (ii) payment by the transferor Lender or the Purchaser of a $3,000 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 12.3.2, the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new

       Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

       12.4 DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; PROVIDED that each Transferee and prospective Transferee agrees in writing to be bound by
SECTION 9.11 of this Agreement.

       12.5 TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 3.5(IV).


                              SECTION 13 - NOTICES

       13.1 NOTICES. Except as otherwise permitted by SECTION 2.16 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower in accordance with the provisions of this SECTION 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; PROVIDED that notices to the Administrative Agent under SECTION 2 shall not be effective until received.

       13.2 CHANGE OF ADDRESS. The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                            SECTION 14 - COUNTERPARTS

       This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.


              SECTION 15 - CHOICE OF LAW; CONSENT TO JURISDICTION;
                              WAIVER OF JURY TRIAL

       15.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

       15.2 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

       15.3 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

       IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.


                                         CH ENERGY GROUP, INC.


                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------
                                                284 South Avenue
                                                Poughkeepsie, New York 12601

                                                Attention: Steven Lant
                                                Telephone:  (914) 452-2000
                                                FAX: (914) 486-5782

                                    - S-1 -

COMMITMENTS

$50,000,000                             BANK ONE, NA (Main Office Chicago),
                                        Individually and as Administrative Agent


                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------
                                               1 Bank One Plaza
                                               Chicago, Illinois  60670

                                               Attention: Jane Bek
                                               Telephone: (312) 732-3422
                                               FAX: (312) 732-3055

                                    - S-2 -

$30,000,000                             THE CHASE MANHATTAN BANK


                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------
                                               12 Corporate Woods Boulevard
                                               Albany, New York 12211

                                               Attention:  David C. Horan, Jr.
                                               Telephone:  (518) 433-2524
                                               FAX: (518) 433-0295

                                    - S-3 -

$30,000,000                              HSBC BANK USA


                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------



                                               Attention: Thomas L.  Nolan
                                               Telephone: (914) 569-8101
                                               FAX: (914) 569-8107

                                    - S-4 -

$30,000,000                              KEYBANK, N.A.


                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------
                                               1 Washington Center
                                               Newburgh, New York 12550

                                               Attention: Michael J.  Coulter
                                               Telephone: (914) 563-5264
                                               FAX: (914) 563-5225

                                    - S-5 -

$30,000,000                              FLEET NATIONAL BANK


                                         By:
                                            ------------------------------------
                                         Title:
                                               ---------------------------------
                                               Mail Stop: NY KP 0250
                                               Peter D.  Kiernan Plaza
                                               Albany, New York 12207

                                               Attention: James M.  Mariani
                                               Telephone: (518) 447-3732
                                               FAX: (518) 447-3768


$170,000,000 TOTAL
------------
                                    - S-6 -

                                PRICING SCHEDULE


       The Applicable Margin and the Commitment Fee shall be determined from time to time based upon the Moody's Rating and the S&P Rating of the Utility as set forth in the table below:

--------------------------------------------------------------------------------
                                                 Applicable        Commitment
Level       Moody's Rating        S&p Rating       Margin             Fee
-----       --------------        ----------       ------             ---
--------------------------------------------------------------------------------
  I          A3 or better        A- or better      0.500%            0.100%
--------------------------------------------------------------------------------
 II          Baa1                BBB+              0.625%            0.125%
--------------------------------------------------------------------------------
 III         Baa2                BBB               0.750%            0.150%
--------------------------------------------------------------------------------
 IV          Baa3                BBB-              0.875%            0.200%
--------------------------------------------------------------------------------
  V          Below Baa3          Below BBB-        1.125%            0.300%
--------------------------------------------------------------------------------

       If there is a split rating (i.e., the Moody's Rating and the S&P Rating would not result in the same pricing), the Borrower shall be entitled to the benefit of the higher rating; PROVIDED that there is a differential of two or more levels in the table above, the intermediate level at the midpoint (or, if there is no midpoint, the higher intermediate level) shall apply. In the event that a rating is available from only one rating agency, such rating shall control. In the event that a rating is not available from either rating agency, the Applicable Margin and the Commitment Fee shall be equal to 1.125% and 0.30%, respectively.

       In addition, at any time that the outstanding principal amount of all Loans (a) exceeds 331/3% but is less than or equal to 662/3% the Aggregate Commitment, the Applicable Margin (at all levels) shall be increased by 0.125% or (b) exceeds 662/3% of the Aggregate Commitment, the Applicable Margin (at all levels) shall be increased by 0.25%.

       For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

       "Moody's Rating" means, at any time, the rating issued by Moody's and then in effect with respect to the Utility's senior unsecured long-term debt securities without third-party credit enhancement.

       "S&P Rating" means, at any time, the rating issued by S&P and then in effect with respect to the Utility's senior unsecured long-term debt securities without third-party credit enhancement.

       The credit rating in effect on any date for the purposes of this Schedule shall be that in effect at the close of business on such date.

                                    EXHIBIT A
                                      NOTE


$--------------                                                 --------, ------


       CH ENERGY GROUP, INC., a New York corporation (the "Borrower"), promises to pay to the order of ____________________________________ (the "Lender") the
lesser of the principal sum of ______________________________ Dollars or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA (f/k/a The First National Bank of Chicago) in Chicago, Illinois, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Termination Date.

       The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

       This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Amended and Restated Credit Agreement dated as of July 10, 2000 (as amended or otherwise modified from time to time, the "Agreement"), among the Borrower, various financial institutions, including the Lender, and Bank One, NA, as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.


                              CH ENERGY GROUP, INC.

                        By:
                           ----------------------------
                        Print Name:
                                   --------------------
                        Title:
                              -------------------------

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                          NOTE OF CH ENERGY GROUP, INC.
                             DATED    ,
                                   ---  ------------

--------------------------------------------------------------------------------
               Principal          Maturity       Principal
               Amount of        of Interest       Amount             Unpaid
    Date         Loan              Period          Paid              Balance
    ----        ------            --------        ------             -------

                                    EXHIBIT B

                                     FORM OF
                  REQUEST FOR INCREASE IN AGGREGATE COMMITMENT

                                                     , 2000
                     --------------------------------


Bank One, N.A. as Administrative Agent
under the Credit Agreement referred to below
1 Bank One Plaza
Chicago, IL   60670-0429

Attn: Brian J. Zimmer

Ladies/Gentlemen:

       Please refer to the Amended and Restated Credit Agreement dated as of July 10, 2000 (as amended or otherwise modified from time to time, the "CREDIT AGREEMENT") among CH Energy Group, Inc. (the "BORROWER"), various financial institutions and Bank One, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

       In accordance with Section 2.5(c) of the Credit Agreement, the Borrower hereby requests an increase in the Aggregate Commitment from $__________ to $__________. Such increase shall be made by increasing the Commitment of ____________ from $________ to $________] [adding _____________ as a Lender under the Credit Agreement with a Commitment of $____________] as set forth in the letter attached hereto. Such increase shall be effective three Business Days after the date that the Administrative Agent accepts the letter attached hereto or such other date as is agreed among the Borrower, the Administrative Agent and the [increasing] [new] Lender.

                                          Very truly yours,



                                          CH Energy Group, Inc.


                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                              ANNEX I TO EXHIBIT B

                                     [Date]


Bank One, N.A. as Administrative Agent
under the Credit Agreement referred to below
1 Bank One Plaza
Chicago, IL   60670-0429

Attn: Brian J. Zimmer

Ladies/Gentlemen:

       Please refer to the letter dated ________, 2000 from CH Energy Group, Inc. (the "BORROWER") requesting an increase in the Aggregate Commitment from $__________ to $__________ pursuant to Section 2.5(c) of the Amended and Restated Credit Agreement dated as of July 10, 2000 (the "CREDIT AGREEMENT") among the Borrower, various financial institutions (including the undersigned Lender) and Bank One, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

       The undersigned hereby confirms that it has agreed to increase its Commitment under the Credit Agreement from $__________ to $__________ effective on the date which is three Business Days after the acceptance hereof by the Administrative Agent or on such other date as may be agreed among the Borrower, the Administrative Agent and the undersigned.

                                          Very truly yours,

                                          [NAME OF INCREASING LENDER]

                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------
Accepted as of

---------, ----

BANK ONE, N.A.,
  as Administrative Agent

By:
   -----------------------------------
Title:
      --------------------------------

                              ANNEX II TO EXHIBIT B

                                     [Date]



Bank One, N.A. as Administrative Agent
under the Credit Agreement referred to below
1 Bank One Plaza
Chicago, IL   60670-0429

Attn: Brian J. Zimmer

Ladies/Gentlemen:

       Please refer to the letter dated ________, 2000 from CH Energy Group, Inc. (the "BORROWER") requesting an increase in the Aggregate Commitment from $__________ to $__________ pursuant to Section 2.5(c) of the Amended and Restated Credit Agreement dated as of July 10, 2000 (the "CREDIT AGREEMENT") among the Borrower, various financial institutions and Bank One, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

       The undersigned hereby confirms that it has agreed to become a Lender under the Credit Agreement with a Commitment of $__________ effective on the date which is three Business Days after the acceptance hereof, and consent hereto, by the Administrative Agent or on such other date as may be agreed among the Borrower, the Administrative Agent and the undersigned.

       The undersigned (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered by the Borrower pursuant to the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Lender under the Credit Agreement; and (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

       The undersigned represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this letter and to become a Lender under the Credit Agreement; and (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this letter and the performance of its obligations as a Lender under the Credit Agreement.

       The undersigned agrees to execute and deliver such other instruments, and take such other actions, as the Administrative Agent may reasonably request in connection with the transactions contemplated by this letter.

       The following administrative details apply to the undersigned:

              (A)    Notice Address:

                     Legal name: ____________________________
                     Address: _______________________________
                              _______________________________
                              _______________________________
                     Attention: _____________________________
                     Telephone: (___) _______________________
                     Facsimile: (___)_ ______________________

              (B)    Payment Instructions:

                     Account No.: ___________________________
                              At: ___________________________
                                  ___________________________
                                  ___________________________
                     Reference: _____________________________
                     Attention: _____________________________

       The undersigned acknowledges and agrees that, on the date on which the undersigned becomes a Lender under the Credit Agreement as set forth in the second paragraph hereof, the undersigned will be bound by the terms of the Credit Agreement as fully and to the same extent as if the undersigned were an original Lender under the Credit Agreement.

                                          Very truly yours,

                                          [NAME OF NEW LENDER]

                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

Accepted and consented to as of
_________, 2000

BANK ONE, N.A.,
  as Administrative Agent


By:
   -----------------------------------
Title:
      --------------------------------

                                    EXHIBIT C
                                 FORM OF OPINION


The Administrative Agent and the Lenders which are parties to the Credit Agreement described below.

Gentlemen/Ladies:

       We are counsel for CH Energy Group, Inc., a New York corporation (the "Borrower"), and have represented the Borrower in connection with the execution and delivery of the Amended and Restated Credit Agreement dated as of July 10, 2000 (the "Agreement") among the Borrower, various financial institutions and Bank One, NA (f/k/a The First National Bank of Chicago), as Administrative Agent, and providing for Advances in an aggregate principal amount not exceeding $200,000,000 at any one time outstanding. All capitalized terms used in this opinion and not otherwise defined herein shall have the respective meanings attributed to them in the Agreement.

       We have examined the Borrower's **[DESCRIBE CONSTITUTIVE DOCUMENTS OF BORROWER AND APPROPRIATE EVIDENCE OF AUTHORITY TO ENTER INTO THE TRANSACTION]**, the Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion. In connection with such examination, we have assumed, without independent investigation, that:

              (a) all signatures of the parties on all items submitted to us are genuine;

              (b) all natural persons, including persons acting on behalf of a business entity, are legally competent;

              (c) all items submitted to us as originals are authentic, and all documents submitted to us as copies conform to authentic original documents; and

              (d) each of the Administrative Agent and each Lender has full power and authority to execute, deliver and perform its obligations under the Agreement, and the Agreement has been duly authorized by all necessary corporate or other action on the part of such parties and constitutes the legal, valid and binding obligation of each such party, enforceable against each such party in accordance with its terms.

       Based upon the foregoing, and subject to the qualifications set forth herein, it is our opinion that:

       l. Each of the Borrower and each of its Subsidiaries is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

       2. The execution and delivery by the Borrower of the Loan Documents and the performance by the Borrower of its obligations thereunder have been duly authorized by proper corporate proceedings on the part of the Borrower and will not:

              (a) require any consent of the Borrower's shareholders (other than any such consent as has already been given and remains in full force and effect);

              (b)    violate or conflict  with, or  constitute a default  under,
       (i) any law, rule or regulation or, to our knowledge, any order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) to our knowledge, the provisions of any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject;

              (c) to our knowledge, result in or require the creation or imposition of any Lien on any Property of the Borrower or any Subsidiary pursuant to the terms of any indenture, instrument or agreement binding upon the Borrower or such Subsidiary.

       3. The Loan Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

       4. To our knowledge, other than as discussed in the Public Reports, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or threatened against the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

       5. No order, consent, adjudication, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof is required to be obtained by the Borrower or any Subsidiary in connection with the execution and delivery by the Borrower of the Loan Documents, the borrowings under the Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

       Our opinions are subject to the following qualifications:

              (a)    Our  opinions  are subject to the effect of any  applicable bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, equitable subordination, readjustment of debt, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and by limitations on the availability of specific performance, injunctive relief or other equitable remedies.

              (b) We express no opinion as to obligations relating to indemnification, contribution or exculpation of costs, expenses or liabilities which contravene public policy.

              (c) We express no opinion as to the enforceability, under certain circumstances, of provisions imposing penalties or forfeitures, late payment charges or an increase in interest rate upon delinquency in payment or the occurrence of a default.

              (d)    We  express  no  opinion  as to any  provision  of any Loan
       Document  that  purports  to  establish  an   evidentiary   standard  for
       determinations by the Lenders or the Administrative Agent.

              (e) We express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein enforcement of any Loan Document may be sought.

              (f) We express no opinion as to any provision of the Agreement purporting to convey rights to Persons other than parties to the Agreement.

              (g)    We express no opinion as to:

                     (i)    any agreement by the Borrower to the subject  matter

              jurisdiction of a United States federal court or to the waiver of the right to jury trial; or

                     (ii) any provision purporting to waive any objection to the laying of venue or any claim that an action or proceeding has been brought in an inconvenient forum.

              (h) Our opinions are limited to the federal laws of the United States and the laws of the State of New York. For purposes of this opinion, we have assumed that the Loan Documents would be construed and interpreted in accordance with the laws of the State of New York (notwithstanding the parties' selection of Illinois law as the governing law of the Loan Documents).

              (i) For purposes of our opinion, as to the incorporation, existence and good standing of ___________, we have relied on a Good Standing Certificate issued by the Secretary of State of Connecticut.

       The opinions expressed herein shall be effective only as of the date of this opinion letter. We do not assume responsibility for updating this opinion letter as of any date subsequent to the date of this opinion letter, and assume no responsibility for advising you of any change with respect to any matter described in this opinion letter that may occur subsequent to the date of this opinion letter or from the discovery subsequent to the date of this opinion letter of information not previously known to us pertaining to the events occurring prior to the date of this opinion letter.

       This opinion letter is solely for the benefit of the addressees hereof (and their respective successors and permitted assignees and participants) in connection with the transactions contemplated by the Agreement, and this opinion letter may not be relied upon by any other Person or for any other purpose.

       This opinion may be relied upon by the Administrative Agent, the Lenders and their participants, assignees and other transferees.

                                           Very truly yours,

                                    EXHIBIT D
                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION


To:    Bank One, N.A.
       as Administrative Agent (the "Administrative Agent") under the Credit Agreement Described Below.

Re: Amended and Restated Credit Agreement dated as of July 10, 2000 (amended or otherwise modified, the "Credit Agreement"), among CH Energy Group, Inc. (the "Borrower") the Lenders named therein and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

       The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by the Borrower, PROVIDED, HOWEVER, that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.14 of the Credit Agreement.

Facility Identification Number(s)
                                 -------------------------------------
Customer/Account Name
                     -------------------------------------------------
Transfer Funds To
                 -----------------------------------------------------

                 -----------------------------------------------------
For Account No.
               -------------------------------------------------------
Reference/Attention To
                      ------------------------------------------------
Authorized Officer (Customer Representative)         Date
                                                         -----------------------

-----------------------------------------  -------------------------------------
(Please Print)                             Signature

Bank Officer Name                                    Date
                                                         -----------------------

-----------------------------------------  -------------------------------------
(Please Print)                             Signature

                                    EXHIBIT E
                             COMPLIANCE CERTIFICATE



To:    The Lenders which are parties to the
       Credit Agreement described below

       This Compliance Certificate is furnished pursuant to the Amended and Restated Credit Agreement dated as of July 10, 2000 (as amended or otherwise modified from time to time, the "Agreement") among CH Energy Group, Inc. (the "Borrower"), the lenders party thereto and Bank One, NA (f/k/a The First National Bank of Chicago), as Administrative Agent. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the respective meanings ascribed thereto in the Agreement.

       THE UNDERSIGNED HEREBY CERTIFIES THAT:

       1.     I am the duly elected Treasurer of the Borrower;

       2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

       3. Based on such examinations, set forth on Schedule I hereto is an accurate calculation of the financial covenant set forth in Section 6.15 of the Agreement; and

       4. Such examinations did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

       Described below are the exceptions, if any, to paragraph 4 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking or proposes to take with respect to each such condition or event:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       The foregoing  certifications,  together  with the  financial  statements delivered  with this  Certificate  in  support  hereof,  are made and  delivered
this      day of               ,       .
     ----        -------------- -------

                                   SCHEDULE I

                            TO COMPLIANCE CERTIFICATE

                         SECTION 6.15 - FINANCIAL RATIO

SECTION 6.15

       (1)    Total Debt (Borrower and
                Subsidiaries-consolidated)                -------------

       (2)    Total Shareholders' equity
                (Borrower and Subsidiaries)               -------------

       (3)    Total Capitalization
                (Borrower and Subsidiaries-
                consolidated) (1) + (2)                   -------------

       (4)    Ratio of (1) to (3)                         -------------

       Maximum Ratio                                        0.60:100
                                                          -------------

                                    EXHIBIT F
                              ASSIGNMENT AGREEMENT


       This Assignment Agreement (this "ASSIGNMENT AGREEMENT") between ____________________________ (the "ASSIGNOR") and ____________________ (the
"ASSIGNEE") is dated as of __________________,________. The parties hereto agree as follows:

       1. PRELIMINARY STATEMENT. The Assignor is a party to an Amended and Restated Credit Agreement (which, as it may be amended or otherwise modified from time to time, is herein called the "CREDIT AGREEMENT") described in ITEM 1 of SCHEDULE 1 attached hereto ("SCHEDULE 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

       2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in ITEM 2 of SCHEDULE 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in ITEM 2 of SCHEDULE 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in ITEM 3 of SCHEDULE 1.

       3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in ITEM 4 of
SCHEDULE 1 or two Business Days (or such shorter period agreed to by the Administrative Agent) after a Notice of Assignment substantially in the form of EXHIBIT "I" attached hereto has been delivered to the Administrative Agent. Such Notice of Assignment must include any consents required to be delivered to the Administrative Agent by Section 12.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under SECTIONS 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

       4. PAYMENT OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Administrative Agent with respect to all Loans and reimbursement payments made on or after the

Effective Date with respect to the interest assigned hereby. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

       5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or commitment fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or commitment fees for the period prior to the Effective Date or, in the case of Fixed Rate Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to SECTION 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was ___ of 1% less than the interest rate paid by the Borrower or if the commitment fee was ___ of 1% less than the commitment fee paid by the Borrower, as applicable. In addition, the Assignee agrees to pay ___% of the recordation fee required to be paid to the Administrative Agent in connection with this Assignment Agreement.

       6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

       7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to
SCHEDULE 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (vii) confirms that it is an Eligible Assignee, **[and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes]**.**

**to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

       8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

       9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 12.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, PROVIDED that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including its obligations under SECTIONS 4, 5 and 8 hereof.

       10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in ITEM 3 of SCHEDULE 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

       11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

       12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

       13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the addresses set forth in the attachment to SCHEDULE 1.

       IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                     **[NAME OF ASSIGNOR]**

                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------



                                     **[NAME OF ASSIGNEE]**

                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------

                                   SCHEDULE 1
                             to Assignment Agreement

1. Description and Date of Credit Agreement: Amended and Restated Credit Agreement dated as of July 5, 2000 among CH Energy Group, Inc., various financial institutions, and Bank One, NA (f/k/a The First National Bank of Chicago), as Administrative Agent.

2.     Amounts (As of Date of Item 2 above):

       a.     Total of Commitments
              (Loans)** under
              Credit Agreement                $
                                              ----------

       b.     Assignee's Percentage
              of each Facility purchased
              under the Assignment
                       Agreement***                     %
                                              ----------

       c.     Amount of Assigned Share in
              each Facility purchased under
              the Assignment
              Agreement                       $
                                              ----------

3.     Assignee's Aggregate (Loan
       Amount)**  Commitment Amount
       Purchased Hereunder:                               $
                                                          ----------

4.     Proposed Effective Date:
                                                          ----------

Accepted and Agreed:

**[NAME OF ASSIGNOR]**                              **[NAME OF ASSIGNEE]**
By:                                           By:
    ----------------------------------           -------------------------------
Title:                                        Title:
       -------------------------------              ----------------------------




** If a Commitment has been terminated, insert outstanding Loans in place of Commitment

***    Percentage taken to 10 decimal places

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                        ADMINISTRATIVE INFORMATION SHEET

                  Attach Assignor's Administrative Information
                   Sheet, which must include notice addresses
                        for the Assignor and the Assignee
                            (Sample form shown below)

                              ASSIGNOR INFORMATION

CONTACT:
-------

Name:                                       Telephone No.:
     ------------------------------------                 ----------------------
Fax No.:                                    Telex No.:
        ---------------------------------             --------------------------
                                            Answerback:
                                                       -------------------------
PAYMENT INFORMATION:
--------------------

Name & ABA # of Destination Bank:
                                 -----------------------------------------------

--------------------------------------------------------------------------------

Account Name & Number for Wire Transfer:
                                        ----------------------------------------

--------------------------------------------------------------------------------

Other Instructions:
                   -------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ADDRESS FOR NOTICES FOR ASSIGNOR:
                                 -----------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                              ASSIGNEE INFORMATION
                              --------------------
CREDIT CONTACT:
--------------

Name:                                       Telephone No.:
     ------------------------------------                 ----------------------
Fax No.:                                    Telex No.:
        ---------------------------------             --------------------------
                                            Answerback:
                                                       -------------------------

KEY OPERATIONS CONTACTS:
-----------------------

Booking Installation:                       Booking Installation:
                     --------------------                        ---------------
Name:                                       Name:
     ------------------------------------        -------------------------------
Telephone No.:                              Telephone No.:
              ---------------------------                 ----------------------
Fax No.:                                    Fax No.:
        ---------------------------------           ----------------------------
Telex No.:                                  Telex No.:
          -------------------------------             --------------------------
Answerback:                                 Answerback:
           ------------------------------              -------------------------

PAYMENT INFORMATION:
--------------------

Name & ABA # of Destination Bank:
                                 -----------------------------------------------

--------------------------------------------------------------------------------


Account Name & Number for Wire Transfer:
                                        ----------------------------------------

--------------------------------------------------------------------------------

Other Instructions:
                   -------------------------------------------------------------

--------------------------------------------------------------------------------


ADDRESS FOR NOTICES FOR ASSIGNEE:
--------------------------------   ---------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            BANK ONE, NA INFORMATION
                            ------------------------

     Assignee will be called promptly upon receipt of the signed agreement.

INITIAL FUNDING CONTACT:                   SUBSEQUENT OPERATIONS CONTACT:
-----------------------                    -----------------------------

Name:                                      Name:
     -----------------------------------        --------------------------------
Telephone No.:                             Telephone No.: (312)
              --------------------------                 -----------------------
Fax No.:                                   Fax No.: (312)
        --------------------------------           -----------------------------
                Bank One Telex No.: 190201 (ANSWERBACK: FNBC UT)


INITIAL FUNDING STANDARDS:
-------------------------

Libor - Fund 2 days after rates are set.

BANK ONE, NA WIRE INSTRUCTIONS:     Bank One, NA, ABA # 071000013
------------------------------      BNF = 7521-7653/DES, Ref:
                                                             -------------------

ADDRESS FOR NOTICES FOR             1 Bank One Plaza, Chicago, IL  60670
BANK ONE, NA:                       Attn: Agency/Compliance Division, Suite 0353
------------------------------      Fax No. (312) 732-2038 or (312) 732-4339

                                   EXHIBIT "I"
                             to Assignment Agreement

                                     NOTICE
                                  OF ASSIGNMENT


                                                                          , 20
                                                      --------------------    --


To:    CH Energy Group, Inc.

       Bank One, NA, as Administrative Agent


From:  **[NAME OF ASSIGNOR]** (the "Assignor")

       **[NAME OF ASSIGNEE]** (the "Assignee")


       1. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

       2. This Notice of Assignment (this "Notice") is given and delivered to the Borrower and the Administrative Agent pursuant to Section 12.3.2 of the Credit Agreement.

       3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of ________, ____ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Administrative Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3.1 and 12.3.2 of the Credit Agreement have been delivered to the Administrative Agent, PROVIDED that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

       4. The Assignor and the Assignee hereby give to the Borrower and the Administrative Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Administrative Agent before the date specified in ITEM 5 of SCHEDULE 1 to determine if the

Assignment Agreement will become effective on such date pursuant to SECTION 3 hereof, and will confer with the Administrative Agent to determine the Effective Date pursuant to SECTION 3 hereof if it occurs thereafter. The Assignor shall notify the Administrative Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Administrative Agent, the Assignor will give the Administrative Agent written confirmation of the satisfaction of the conditions precedent.

       5. The Assignor or the Assignee shall pay to the Administrative Agent on or before the Effective Date the processing fee of $3,000 required by Section
12.3.2 of the Credit Agreement.

       6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Administrative Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacement notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Administrative Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

       7. The Assignee advises the Administrative Agent that notice and payment instructions are set forth in the attachment to SCHEDULE 1.

       8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

       9. The Assignee authorizes the Administrative Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The
Assignee acknowledges that the Administrative Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

* May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                       NAME OF ASSIGNEE


By:                                    By:
   ---------------------------------      --------------------------------------
Title:                                 Title:
      ------------------------------         -----------------------------------

ACKNOWLEDGED AND                       [ACKNOWLEDGED AND
CONSENTED TO                           CONSENTED TO
BY  BANK ONE, NA,                      BY  CH ENERGY GROUP, INC.
    as Administrative Agent

By:                                    By:
   ---------------------------------      --------------------------------------
Title:                                 Title:
      ------------------------------         ---------------------------------]*


*Include only if consent of the Borrower is required pursuant to Section 12.3.1 of the Credit Agreement.


                 [Attach photocopy of Schedule 1 to Assignment]

                                   SCHEDULE 1

                                      LIENS
                          (See Sections 5.13 and 6.11)

                          [TO BE UPDATED BY CH ENERGY]

                                TABLE OF CONTENTS


                                                                            PAGE
        0.022. SECTION 1 - DEFINITIONS ....................................   1
        1.1   Defined Terms ...............................................   1
        1.2   Terms Generally .............................................  12
        1.3   Accounting Terms; GAAP ......................................  12

SECTION 2 - THE COMMITMENTS ...............................................  12
        2.1   Commitment ..................................................  12
        2.2   Required Payments; Termination ..............................  13
        2.3   Ratable Loans ...............................................  13
        2.4   Types of Advances ...........................................  13
        2.5   Commitment Fee; Reductions and Optional Increase
                in Aggregate Commitment ...................................  13
        2.6   Minimum Amount of Each Advance ..............................  14
        2.7   Optional Principal Payments .................................  14
        2.8   Method of Selecting Types and Interest Periods
                for New Advances ..........................................  14
        2.9   Conversion and Continuation of Outstanding Advances .........  15
       2.10   Changes in Interest Rate, etc ...............................  15
       2.11   Rates Applicable After Default ..............................  16
       2.12   Method of Payment ...........................................  16
       2.13   Noteless Agreement; Evidence of Indebtedness ................  16
       2.14   Telephonic Notices ..........................................  17
       2.15   Interest Payment Dates; Interest and Fee Basis ..............  17
       2.16   Notification of Advances, Interest Rates, Prepayments
                and Commitment Reductions .................................  17
       2.17   Lending Installations .......................................  18
       2.18   Non-Receipt of Funds by the Administrative Agent ............  18

SECTION 3 - YIELD PROTECTION; TAXES .......................................  18
        3.1   Yield Protection ............................................  18
        3.2   Changes in Capital Adequacy Regulations .....................  19
        3.3   Availability of Types of Advances ...........................  19
        3.4   Funding Indemnification .....................................  20
        3.5   Taxes .......................................................  20
        3.6   Lender Statements; Survival of Indemnity ....................  21

SECTION 4 - CONDITIONS PRECEDENT ..........................................  22
        4.1   Conditions Precedent to Effectiveness .......................  22
        4.2   Each Advance ................................................  23

SECTION 5 - REPRESENTATIONS AND WARRANTIES ................................. 23
        5.1   Existentence and Standing .................................... 23
        5.2   Authorization and Validity ................................... 24
        5.3   No Conflict; Government Consent .............................. 24
        5.4   Financial Statements ......................................... 24
        5.5   No Material Adverse Change ................................... 24
        5.6   Taxes ........................................................ 25
        5.7   Litigation and Contingent Obligations ........................ 25
        5.8   ERISA ........................................................ 25
        5.9   Accuracy of Information ...................................... 25
        5.10  Regulation U ................................................. 25
        5.11  Material Agreements .......................................... 25
        5.12  Compliance With Laws ......................................... 26
        5.13  Ownership of Properties ...................................... 26
        5.14  Plan Assets; Prohibited Transactions ......................... 26
        5.15  Environmental Matters ........................................ 26
        5.16  Investment Company Act ....................................... 26
        5.17  Public Utility Holding Company Act ........................... 27
        5.18  Pari Passu Indebtedness ...................................... 27

SECTION 6 - COVENANTS ...................................................... 27
        6.1   Financial Reporting .......................................... 27
        6.2   Use of Proceeds .............................................. 28
        6.3   Notice of Default or Material Adverse Effect ................. 28
        6.4   Conduct of Business .......................................... 28
        6.5   Taxes ........................................................ 29
        6.6   Insurance .................................................... 29
        6.7   Compliance with Laws ......................................... 29
        6.8   Maintenance of Properties .................................... 29
        6.9   Inspection ................................................... 29
        6.10  Consolidations, Mergers and Sales of Assets .................. 29
        6.11  Liens ........................................................ 30
        6.12  Affiliates ................................................... 32
        6.13  Investments .................................................. 32
        6.14  Utility Dividends ............................................ 33
        6.15  Financial Condition .......................................... 33

SECTION 7 - DEFAULTS ....................................................... 33
        7.1   Breach of Warranty ........................................... 33
        7.2   Nonpayment Obligations ....................................... 33
        7.3   Nonperformance of Certain Covenants .......................... 33
        7.4   Nonperformance of Agreement .................................. 33

        7.5   Default on Other Material Financial Obligations .............. 33
        7.6   Voluntary Bankruptcy Proceeding, etc ......................... 34
        7.7   Involuntary Bankruptcy Proceeding, etc ....................... 34
        7.8   Government Seizure of Property ............................... 34
        7.9   Judgments .................................................... 34
        7.10  ERISA ........................................................ 34
        7.11  Change in Control ............................................ 35
        7.12  Ownership of the Utility ..................................... 35

SECTION 8 - ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES ................. 35
        8.1   Acceleration ................................................. 35
        8.2   Amendments ................................................... 35
        8.3   Preservation of Rights ....................................... 36

SECTION 9 - GENERAL PROVISIONS ............................................. 36
        9.1   Survival of Representations .................................. 36
        9.2   Governmental Regulation ...................................... 36
        9.3   Headings ..................................................... 36
        9.4   Entire Agreement ............................................. 37
        9.5   Several Obligations; Benefits of this Agreement .............. 37
        9.6   Expenses; Indemnification .................................... 37
        9.7   Numbers of Documents ......................................... 38
        9.8   Accounting ................................................... 38
        9.9   Severability of Provisions ................................... 38
        9.10  Nonliability of Lenders ...................................... 38
        9.11  Confidentiality .............................................. 38
        9.12  Nonreliance .................................................. 38
        9.13  Restatement of Prior Agreement ............................... 39

SECTION 10 - THE AGENT ..................................................... 39
        10.1   Appointment; Nature of Relationship ......................... 39
        10.2   Powers ...................................................... 39
        10.3   General Immunity ............................................ 39
        10.4.  No Responsibility for Loans, Recitals, etc. ................. 39
        10.5   Action on Instructions of Lenders ........................... 40
        10.6   Employment of Administrative Agents and Counsel ............. 40
        10.7   Reliance on Documents; Counsel .............................. 40
        10.8   Administrative Agent's Reimbursement and Indemnification .... 40
        10.9   Notice of Default ........................................... 41
        10.10  Rights as a Lender .......................................... 41
        10.11  Lender Credit Decision ...................................... 41
        10.12  Successor Administrative Agent .............................. 42

        10.13  Administrative Agent and Arranger Fees ...................... 42
        10.14  Delegation to Affiliates .................................... 43

SECTION 11 - SETOFF; RATABLE PAYMENTS ...................................... 43
        11.1   Setoff ...................................................... 43
        11.2   Ratable Payments ............................................ 43

SECTION 12 - BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS ............. 43
        12.1   Successors and Assigns ...................................... 43
        12.2   Participations .............................................. 44
                12.2.1  Permitted Participants; Effect ..................... 44
                12.2.2  Voting Rights ...................................... 44
                12.2.3  Benefit of Setoff .................................. 44
        12.3   Assignments ................................................. 45
                12.3.1  Permitted Assignments .............................. 45
                12.3.2  Effect; Effective Date ............................. 45
        12.4   Dissemination of Information ................................ 46
        12.5   Tax Treatment ............................................... 46

SECTION 13 - NOTICES ....................................................... 46
        13.1   Notices ..................................................... 46
        13.2   Change of Address ........................................... 46

SECTION 14 - COUNTERPARTS .................................................. 46

SECTION 15 - CHOICE OF LAW; CONSENT TO JURISDICTION;
                 WAIVER OF JURY TRIAL ...................................... 47
        15.1   CHOICE OF LAW ............................................... 47
        15.2   CONSENT TO JURISDICTION ..................................... 47
        15.3   WAIVER OF JURY TRIAL ........................................ 47

                                    EXHIBITS


EXHIBIT A    NOTE........................................................... A-1

EXHIBIT B    FORM OF REQUEST FOR INCREASE IN
             AGGREGATE COMMITMENT........................................... B-1

EXHIBIT C    FORM OF OPINION................................................ C-1

EXHIBIT D    LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION................. D-1

EXHIBIT E    COMPLIANCE CERTIFICATE......................................... E-1

EXHIBIT F    ASSIGNMENT AGREEMENT........................................... F-1



                                   SCHEDULES


SCHEDULE 1   LIENS.......................................................... S-1

================================================================================


                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   Arranged by

                         BANC ONE CAPITAL MARKETS, INC.

                            Dated as of July 10, 2000

                                      among

                              CH ENERGY GROUP, INC.

                                as the Borrower,

                                CERTAIN LENDERS,

                                       and

                                  BANK ONE, NA,

                             as Administrative Agent


================================================================================